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                                                                  Exhibit 10.6.1

(OXFORD THERAPEUTICS CONSULTING LOGO)

                                 THIS AGREEMENT

                    IS MADE ON THE 19TH DAY OF SEPTEMBER 2004

                                     BETWEEN

(1) BIOVEX LIMITED, 70 MILTON PARK, ABINGDON, OXFORD OX14 4RX ("THE CLIENT") AND

(2) OXFORD THERAPEUTICS CONSULTING LIMITED WHOSE REGISTERED OFFICE IS AT THE MAGDALEN CENTRE, THE OXFORD SCIENCE PARK, OXFORD 0X4 4GA ("THE CONSULTANT")

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NOW IT IS AGREED:

1.   INTERPRETATION AND LAW

1.1  IN THIS AGREEMENT:

"Commencement Date"              means 19 September, 2004

"Client's Confidential           means all information confidential to the
Information"                     Client whether relating to the Client's
                                 business, customers, clients, suppliers or
                                 otherwise but excluding information now or at
                                 any time hereinafter becoming generally known
                                 or accessible to the general public (unless due
                                 to the default of the Consultant hereunder) and
                                 information obtained by the Consultant from a
                                 third party free of restrictions on use or
                                 disclosure.

"Consultant's Confidential       means all information confidential to the
Information                      Consultant whether relating to the Consultant's
                                 business, customers, clients, suppliers or
                                 otherwise but excluding information now or at
                                 any time hereinafter becoming generally known
                                 or accessible to the general public (unless due
                                 to the default of the Consultant hereunder) and
                                 information obtained by the Client from a third
                                 party free of restrictions on use or
                                 disclosure.

"Expenses"                       means all expenses properly incurred by the
                                 Consultant in providing the Services to the
                                 Client hereunder [including without limitation
                                 travel, accommodation and subsistence expenses
                                 and any honoraria paid by the Consultant to
                                 other advisers].


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
"Fee" means the fees more particularly set out in the Fees Appendix annexed and payable in accordance with Clause 4 of this Agreement.

"Man Day"                        means the provision of the Services by any one
                                 of the Consultant's personnel (which shall
                                 include travelling time) to the client from
                                 7.30 a.m. to 7.30 p.m. on any week day subject
                                 to a minimum of 8 hours and "Man Hour" shall be
                                 construed and interpreted accordingly.

"Results"                        means all materials (including without limit
                                 software) to be provided to the Client by the
                                 Consultant as part of the Services, such
                                 materials being specified in the Results
                                 Materials Appendix.

"Services"                       means the services specified in the Services
                                 Appendix annexed hereto and including the
                                 services described in any documents referred to
                                 in the Services Appendix, such documents being
                                 annexed hereto.

"Term" means the period of 24 months commencing on the Commencement Date and expiring on 19 September
                                 2006.

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.3 This Agreement shall be governed in all respects by English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.


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2.   CONSULTANT'S OBLIGATIONS

2.1 The Consultant will provide the Services to the Client in accordance with this Agreement. For the avoidance of doubt nothing in this Agreement shall be construed as restricting or prohibiting the Consultant from at any time providing services (whether or not similar to "the Services") to any third party.

2.2 The Consultant will use all reasonable endeavours to provide the Services to the Client within the Term but all timings agreed to by the consultant are business estimates only (but given in good faith) and the Consultant will not be liable for any loss, injury, damage or expense arising directly or indirectly from any delay in respect of the Consultant's performance of its obligations hereunder.

2.3 Without prejudice to any other obligation of confidentiality from time to time subsisting between the Client and the Consultant, the Consultant hereby undertakes (subject to the Client's written consent) not at any time hereafter to disclose any Confidential Information to any third party nor to use any Client's Confidential Information save (in either case) as may be reasonably necessary for the purposes of providing the Services hereunder.

3.   CO-OPERATION BY CLIENT

3.1 The Client will as soon as is reasonably practicable after the signing of this Agreement make available to the Consultant (in a form readily accessible to the Consultant) all such information in the Client's possession or control as is materially relevant to the services and including without limitation the information and materials specified in the Materials Appendix annexed hereto.

3.2 The Client will promptly provide to the Consultant such further information as the Consultant may from time to time request.

3.3 The Client shall ensure that the person(s) named in the Personnel Appendix annexed hereto is/are available to the Consultant at all reasonable times for the purposes of liaison between the Client and the Consultant.

3.4 The Client will afford the Consultant every co-operation in relation to this Agreement and the provision by the Consultant of the services hereunder.

3.5  In the event that the Consultant requires information from the Client at


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     any time then the obligations of the Consultant shall be suspended until the Consultant receives such information. If such information is delayed or withheld for more than 28 days then the Consultant may terminate this Agreement by notice to the Client on terms that the Client will pay to the Consultant the balance of the Fee [together with any further fees accrued due under Clause 4] and a sum equal to the Consultant's loss of profit resulting from such termination.

3.6 In the event that the Consultant finds it necessary or appropriate to disclose to the Client any Consultant's Confidential Information then without prejudice to any other obligation of confidentiality from time to time subsisting between the Client and the Consultant the Client hereby undertakes (subject to the Consultant's written consent) not at any time to disclose any Consultant's Confidential Information to any third party nor to use any Consultant's Confidential Information save (in either case) as may be reasonably necessary for the purposes of providing the Services hereunder.

4.   FEES, EXPENSES AND PAYMENT

4.1 In consideration for the provision of the Services to be provided by the Consultant under this Agreement, the Client agrees to pay the Consultant the Fees. All payments to the Consultant shall be made against the Consultant's invoices which shall be submitted to the client at the end of each calendar month during the provision of the Services in respect of work carried out during the period. All payments shall be made by the Client within 30 days of the Consultant's invoice for such fees by cheque or in such manner and currency as may be nominated by the Consultant.

4.2 The Consultant may at any time submit to the Client an invoice for Expenses. Invoices which are exclusively for Expenses (i.e. not including any Fees) are payable and will be paid by the Client within 30 days of the invoice date. Invoices which are for fees and for Expenses are payable and will be paid by the Client within 30 days of the Consultant's invoice.

4.3 If the Client fails to pay to the Consultant any sum due to the Consultant hereunder when due then without prejudice to any other right of the Consultant the Consultant may:

     4.3.1 charge the Client interest before and after any judgement on such overdue sums at a rate of 4% above the base rate per annum of the National Westminster Bank PLC from time to time in respect of sums which are overdue by no more than 60 days and


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          at a rate of 6% above the base rate per annum of the National
          Westminster Bank PLC from time to item in respect of sums which are more than 60 days overdue, such interest to be charged weekly and compounded until payment of such overdue sums in full together with such interest; and/or

     4.3.2 suspend provision of the Services until payment of such overdue sums in full together with any interest charged under Clause 4.3.1.

5.   FORCE MAJEURE

Neither party shall be liable to the other under this Agreement for failure to carry out its provisions to the extent that such failure is caused by any cause beyond the parties' respective reasonable control including without limitation fire, war, riot, sabotage, sickness or industrial action. The Client or the Consultant (as the case may be) shall promptly inform the other party of the existence of such conditions of force majeure. In the event that such conditions of force majeure continue or are expected to continue for more than 2 months the parties shall consult together in order to find a mutually acceptable solution.

6.   INTELLECTUAL PROPERTY RIGHTS

Unless otherwise provided in any Protocol specified in the Services the Client shall not use any Results for the purpose of making any submission to a regulatory body or for the purpose of any advertising or publicity without prior review by the Consultant to ensure accuracy of presentation of any Results used. Following review, written confirmation will be provided by the Consultant to the Client, such confirmation not to be unreasonably withheld. In addition the Client shall ensure that its use of the results does not contravene any law, regulation or code of practice.

7.   LIABILITY

7.1 The Consultant will perform the Services with reasonable skill and care but will effect the Services on the basis that they are not required for any special purpose different from the usual purposes for which such Services are required and the Client shall be deemed to have full knowledge of the nature and consequences of the Services. It is the Client's responsibility to satisfy itself that the Services are suitable for its requirements and the Consultant does not profess to have any skill or judgement in relation to the particular needs of the Client.

7.2  Subject to the warranty given in Clause 7.1 and as otherwise expressly


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     provided herein all warranties and conditions, express or implied by law or otherwise with respect to the Services are hereby excluded and the Consultant shall not be liable to the Client for any loss or damage whatsoever (including without prejudice to the generality of the foregoing any liability in contract, negligence or any other tort for any indirect, consequential or economic loss or for loss of profit or opportunity of any kind) arising directly or indirectly in connection with the Services or otherwise except insofar as any exclusion or limitation of the Consultant's liability hereunder is prohibited void or enforceable by law.

7.3 The Client is solely responsible for the use which it makes of the Results and for ensuring the safety and use of its products and for verifying the accuracy of all information comprised in the Results when used in promotional material or regulatory submissions.

7.4 The Client shall indemnify and hold harmless the Consultant from and against all losses, costs, claims, demands and expenses accruing to the Consultant arising out of any claim or cause of action with respect to any loss of or damage to any property or any personal injury or death of any person which is occasioned whether directly or indirectly by any act or omission (whether negligent or not) on the part of the Client, its agents or employees (including without limitation in respect of the use of the results by the Client).

7.5 Where under the Services to be provided by the Consultant, there is a need to effect contracts with third parties such contracts shall be made directly between the Client and the third party unless otherwise agreed by the Consultant and where the Consultant is charged with the negotiation of the terms of such contracts, it does so as the agent of the Client and without liability to the Client and/or the third party and the Client hereby acknowledges that:-

     7.5.1 it has sought and acts upon its own legal and professional advice as to the terms thereof; and

     7.5.2 does not rely upon any representation or warranty, implied or otherwise on the part of the Consultant that the contract with the third party is in a form appropriate and acceptable to enter into.


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8.   TERMINATION

This contract may be terminated by either party at any time with six months' written notice. Without prejudice to the rights of either party existing prior to termination this Agreement may also be terminated by written notice:

8.1 Forthwith by the Consultant if the Client fails to pay to the Consultant when due any sum payable hereunder.

8.2 Forthwith by either party if the other party is in breach of this Agreement and fails in the case of a breach capable of remedy to remedy the same or in the case of a breach not capable of remedy to pay reasonable compensation in either case within 14 days of a written notice requiring the defaulting party to remedy such breach or (as the case may be) pay such reasonable compensation (which shall be specified in such notice).

8.3 Forthwith by the Consultant if the Client adopts a resolution for its winding up (unless the same be part of a solvent reconstruction or amalgamation) or if any petition is presented for the appointment of an administrator or a receiver or to wind up the Client or a receiver or an administrative receiver is appointed in respect of any part of the Client's undertaking or assets or if the Client suffers any other action in consequence of debt or any analogous event under any foreign jurisdiction occurs or if the Client is unable to pay its debts within the meaning of
     Section 123 of the Insolvency Act 1986 (or any re-enactment or further enactment thereof) or if the Client makes or attempts to make any arrangement or composition with or for the benefit of its creditors or ceases to carry on business.

9.   CONSEQUENCES OF TERMINATION

9.1 If this agreement is terminated by the Client in accordance with Clause 8.2 (but not otherwise) then the Client shall be entitled to retain any materials provided to the Client by the Consultant in performing the services and to use such materials in accordance with Clause 6 but provided that the Client shall forthwith reimburse the Consultant all Expenses and pay to the Consultant all other sums accrued due hereunder together with a fair and reasonable proportion of the Fee and any further Fees accrued under Clause 4 taking into account the time spent by the Consultant in providing the Services.

9.2 If this Agreement is terminated by the Consultant in accordance with Clause 8 (but not otherwise) then the Client shall forthwith at its own cost and as directed by the Consultant return to the Consultant or destroy


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     all materials embodying any Results (and certify to the Consultant that it has done so), reimburse the Consultant all expenses and pay to the Consultant the balance of the Fee outstanding together with any further Fees accrued due under Clause 4 and a sum equal to the Consultant's loss of profit resulting from such termination and all outstanding licenses under the Intellectual Property Rights in the results shall forthwith and automatically be revoked.

10.  ASSIGNMENT AND SUBCONTRACTING

10.1 The Client will not assign any of its rights or obligations hereunder.

10.2 The Consultant may freely assign the whole or any part of this Agreement and may sub-contract any of the services in its absolute discretion notwithstanding the provisions of clause 7.5.

11.  RELATIONSHIP OF PARTIES

Neither party shall be deemed by virtue of this Agreement to be the agent or the partner of the other and the Client and the Consultant will respectively each make clear in all dealings with third parties that it has no authority to make representations on behalf of the other or to bind the other contractually with any third party.

12.  ENFORCEABILITY

If any of the terms hereof are held to be void or unenforceable by any reason of law they shall be void or unenforceable to that extent only and no further and all other terms shall remain valid and fully enforceable.

13.  AMENDMENTS ETC

This Agreement together with all documents (if any) referred to herein and annexed hereto embodies the entire agreement of the parties in relation to the Services and this Agreement may not be amended except in writing signed by the authorised representatives of both parties.

14.  INDULGENCE

No indulgence granted by either party to the other in relation to any term hereof shall be deemed a waiver of such term or prejudice the later enforcement of that or any other term thereof.

15.  NOTICES


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Any notice given hereunder shall be in writing and sent or delivered to the address of the recipient party given above (or as from time to time otherwise notified) by

     16.1 Facsimile transmission and in which case it will be deemed received when sent; or

     16.2 Hand (including courier) and in which case it will be deemed received when delivered; or

     16.3 Air Mail (where appropriate) and in which case it will be deemed received 5 days after posting; or

     16.4 Ordinary first class mail (where the recipient party is within the same jurisdiction as the server) and in which case it will be deemed received 2 days after posting.

17.  ARBITRATION

In the event of a dispute or difference between the parties as to the terms of this Agreement or the Services to be performed or obligations operating as between the parties, the matter shall be referred to the determination of an independent arbitrator appointed by agreement between the parties or in default of agreement by the President of the Institute of Arbitrators and who shall base his determination upon English law and whose determination shall be final and binding upon the parties.


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                               PERSONNEL APPENDIX

     STAFF TO BE MADE AVAILABLE TO ASSIST IN THE PROVISION OF THE SERVICES

                                   Dr R Coffin
                                   Dr G Beynon
                                  Dr Colin Love
                               Dr Claire Shorrock
                                Dr Natasha Groves
                             Dr Magdalena Assenberg
                                 Dr Philip Reay


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                                SERVICES APPENDIX

Range of services which may be provided for each project:

To prepare development plans for the client, together with budgets, time-frames and decision points.

To identify, evaluate and assess and introduce potentially suitable contractors capable of carrying out the respective elements of the Client's research programme and suitable research and development facilities.

To project manage research and development projects including:-

(i)  supervision of contract research work being carried out for the Client.

(ii) assisting the Client in settling any specification of works and protocol in accordance with the Client's stated intentions or requirements.

(iii) negotiating commercial terms for the research project with the Client's chosen contractors to the point of the Client's making its final assessment and approvals before signing contracts.

(iv) preparation of regulatory documents such as GTAC submissions, CTA applications and Ethics Committee proposals to support clinical trials

To report on the conclusions of research work done for the Client with recommendations.

To liaise regularly with the Client to monitor progress of the research and development programmes


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                                  FEES APPENDIX

The Client shall pay to the Consultant:

     L1400/L175.00 (from January 1, 2006) for each Man Day/Man Hour exclusive of Value Added Tax.

     Expenses charged at cost

     Petrol mileage at 60p/mile


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AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written:

FOR BIO VEX LIMITED


Signed: /s/ Colin Love                  15/4/6
        -----------------------------
Name: COLIN LOVE
Position: DEVELOPMENT DIRECTOR


FOR OXFORD THERAPEUTICS CONSULTING LIMITED


Signed: /s/ Janice Ann Steiner
        -----------------------------
Name: Janice Ann Steiner
Position: Director


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